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                       [LETTERHEAD OF FRB APPEARS HERE]

The Financial Relations Board Inc.

FOR FURTHER INFORMATION:

     AT THE COMPANY                AT THE FINANCIAL RELATIONS BOARD
     --------------                --------------------------------
     Thomas M. Tully               General Info: Paula Schwartz
     President & CEO               Analyst Info: Brian Gill
     (617) 737-0930                Media Info:   Deanne Eagle
                                   (212) 661-8030

FOR IMMEDIATE RELEASE
---------------------
June 3, 1999

          NITINOL MEDICAL TECHNOLOGIES ANNOUNCES SHAREHOLDER APPROVAL
          -----------------------------------------------------------
                      OF NAME CHANGE TO NMT MEDICAL, INC,
                      -----------------------------------

Shareholders Also Ratify Election of All Seven Members of the Board of Directors

Boston, MA, June 3, 1999 - Nitinol Medical Technologies, Inc., (d/b/a "NMT Medical") (Nasdaq/NMS;NMTI) today announced that at its Annual Meeting held this morning, shareholders approved the official change in the Company's name to NMT Medical, Inc. Shares of NMT Medical will continue to trade on the Nasdaq National Market under the symbol NMTI.

The Company also announced that its shareholders had ratified the election of all seven members of the Board of Directors.

Thomas M. Tully, President and Chief Executive Officer of NMT Medical said that the Company decided to change its name in order to better reflect the diversified range of products it now offers. The Company was founded in 1986 to design, develop and commercialize medical devices specifically engineered using thermal shape-memory nitinol, a nickel-titanium alloy. The Company's first two FDA-approved products, the Simon Nitinol Vena Cava Filter(R) and the Symphony(TM) stent, were both among the first medical devices to be fabricated from thermal shape-memory nitinol.

In recent years, however, NMT Medical has expanded its product portfolio through the acquisition of the CardioSEAL(R) Septal Occluder (a cardiac implant designed to close holes in the heart), NMT Neurosciences (a division of NMT Medical which provides a number of market leading products for the neurosurgery market), and a minority investment in Image Technologies Corporation ( a privately held company which is developing products aimed at the endoscopic market).

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Nitmol Medical Technologies Announces
Shareholder Approval of Name Change to NMT Medical, Inc.
Page 2

NMT Medical designs, develops and markets innovative medical devices that utilize advanced technologies and are delivered by minimally invasive procedures. The Company's products are designed to offer alternative approaches to existing complex treatments, thereby reducing patient trauma, shortening procedure, hospitalization and recovery times, and lowering overall treatment costs. The Company's medical devices include self-expanding stents, vena cava filters and septal repair devices. The NMT Neurosciences division serves the needs of neurosurgeons with a range of products including cerebral spinal fluid shunts, the Selector (R) Ultrasonic Aspirator, Ruggles (TM) Surgical Instruments, the Spetzler (TM) Titanium Aneurysm Clip, and endoscopes and instrumentation for minimally invasive surgery.

Image Technologies Corporation is a privately held company, owned 23% by NMT Medical, Inc., which is developing a line of advanced imaging products for minimally invasive surgery which require less equipment, are easier to use, reduce procedure time and personnel requirements, improve operating room efficiency and reduce overall treatment costs.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under the heading "Certain Factors That May Affect Future Results" included in the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

To receive NMT Medical's latest news release and other corporate documents via FAX- at no cost - please dial 1-800-PRO-INFO. Enter the Company's symbol NMTI.

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